Exhibit V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group

as at 31 December 2012 prepared in accordance with EU Accounting Directives and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2012 (in EUR ‘000)

		EU Accounting Directives		Adjustment		IFRS
ASSETS			31/12/2012		Ref.		31/12/2012
1.	Cash in hand, balances with central banks and post office banks		157 362	0			157 362

2.	Treasury bills and other bills eligible for refinancing with central banks		18 334 686	82 245	A		18 416 931

3.	Loans and advances to credit institutions
	a) repayable on demand	1 080 619		0		1 080 619
	b) other loans and advances	50 276 053		10 691	B.1, B.2	50 286 744
	c) loans	124 500 426		1 372 367	B.1, B.2	125 872 793
	d) specific value adjustment	- 35 900		0		- 35 900
			175 821 198				177 204 256

4.	Loans and advances to customers
	a) other loans and advances	5 120		0		5 120
	b) loans	276 155 907		17 248 266	B.1, B.2	293 404 173
	c) impairment on loans and advances, net of reversals	- 305 649		0		- 305 649
			275 855 378				293 103 644

5.	Debt securities including fixed-income securities
	a) issued by public bodies	3 692 079		15 641	A	3 707 720
	b) issued by other borrowers	5 632 183		4 096	A	5 636 279
			9 324 262				9 343 999

6.	Shares and other variable-yield securities		2 470 684	658 001	A		3 128 685

7.	Derivative assets			55 885 610	B.1		55 885 610

8.	Property, furniture and equipment		296 809	- 2 702	C		294 107

9.	Investment property		0	2 702	C		2 702

10.	Intangible assets		9 801	0			9 801

11.	Other assets		212 265	- 33	B.1		212 232

12.	Subscribed capital, called but not paid		9 992 427	0			9 992 427

13.	Prepayments		16 435 748	- 16 373 465	A, B.1, B.2, B.3		62 283

	TOTAL ASSETS		508 910 620				567 814 039

LIABILITIES AND EQUITY			31/12/2012		Ref.		31/12/2012
1.	Amounts owed to credit institutions
	a) repayable on demand	10 708 287		203	B.3	10 708 490
	b) with agreed maturity dates or periods of notice	952 306		2	B.3	952 308
			11 660 593				11 660 798

2.	Amounts owed to customers
	a) repayable on demand	2 071 645		0	B.3	2 071 645
	b) with agreed maturity dates or periods of notice	658 637		213	B.3	658 850
			2 730 282				2 730 495

3.	Debts evidenced by certificates
	a) debt securities in issue	400 349 871		43 963 023	B.3	444 312 894
	b) others	24 323 888		1 548 775	B.3	25 872 663
			424 673 759				470 185 557

4.	Derivatives liabilities			24 744 891	B.1		24 744 891

5.	Other liabilities		614 688	364 283	B.1, B.2, E		978 971

6.	Accruals and deferred income		11 499 540	- 11 363 076	A, B.1, B.2, B.3		136 464

7.	Provisions
	a) pension plans and health insurance scheme	1 762 993		- 163 609	D	1 599 384
	b) provisions for guarantees and commitments	174 993		0		174 993
	c) provision for commitment on investment fund	7 279		0		7 279
			1 945 265				1 781 656

	TOTAL LIABILITIES		453 124 127				512 218 832

8.	Capital
	- Subscribed	242 392 989		0		242 392 989
	- Uncalled	- 220 773 340		0		- 220 773 340
			21 619 649				21 619 649

9.	Consolidated reserves
	a) reserve fund	21 596 628		0		21 596 628
	b) additional reserves	1 255 639		1 799 169	A, B	3 054 808
	c) fair value reserve			927 942	A, B	927 942
	d) special activities reserve	5 140 386		0		5 140 386
	e) general loan reserve	2 976 909		0		2 976 909
			30 969 562				33 696 673

10.	Profit for the year attributable to the equity holders of the Bank		2 796 768	- 2 517 883	A, B.1, B.2, B.3		278 885

11.	Equity attributable to minority interest		400 514	- 400 514	E		0

	TOTAL EQUITY		55 786 493				55 595 207

	TOTAL LIABILITIES AND EQUITY		508 910 620				567 814 039

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
Consolidated income statement for the year ended December 31, 2012 (in EUR ‘000)

	EU Accounting Directives		Adjustment		IFRS
		2012		Ref.		2012
1. Interest and similar income		25 560 312	- 231 335	A, B.2		25 328 977

2. Interest expense and similar charges		- 22 545 727	- 45 134	A, B.3, E		- 22 590 861

3. Income from shares and other variable-yield securities		33 789	0			33 789

4. Fee and commission income		293 395	0			293 395

5. Fee and commission expense		- 146	0			- 146

6. Result on financial operations		264 162	- 2 247 379	A, B.1, B.2, B.3, E		- 1 983 217

7. Other operating income		10 097	0			10 097

8. Change in impairment on loans and advances and provisions on guarantees, net of reversals		- 192 377	0			- 192 377

9. Change in impairment on shares and other variable yield securities, net of reversals		0	- 31 259	A		- 31 259

10. General administrative expenses
a) staff costs	- 403 244				- 416 569
b) other administrative expenses	- 142 626				- 141 691
		- 545 870	- 12 390	D		- 558 260

11. Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
a) property, furniture and equipment	- 24 804		161	C	- 24 643
b) investment property	0		- 161	C	- 161
c) intangible assets	- 6 449		0		- 6 449
		- 31 253				- 31 253

12. Profit for the year		2 846 382				278 885

13. Profit attributable to minority interest		- 49 614	49 614	E		0

14. Profit attributable to equity holders of the Bank		2 796 768				278 885

Valuation and income recognition differences between IFRS and EU Accounting Directives

A                                       Financial assets classified as available-for-sale

Under EU Accounting Directives, available for sale instruments are recorded at market value. The value adjustments are reported under “Net result on financial operations” in the profit and loss for the period in which they are made.

Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, available for sale instruments are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

B                                       Financial assets and liabilities designated at fair value through profit or loss

1                                         Derivative assets and liabilities

a                                         Treasury derivatives

Under EU Accounting Directives, derivative instruments in the Bank’s available for sale and trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet as such and carried at their replacement values.

b                                         Hedging derivatives

Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Changes in fair values of derivatives are recognised in the profit and loss.

2                                         Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates.

Payments due are reclassified from other debtors to the loan balance to which they relate.

3                                         Borrowings

Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C                                       Investment property

This category is not used under EU Accounting Directives. Assets in this category under IFRS are reported in the “Tangible Assets” category under EU Accounting Directives. Under IFRS, assets in this category are held under the historical cost model.

D                                       Pension funds

Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the average remaining service lives of the plan’s participants.

Under IFRS, the corridor approach is also adopted, however due to a different basis, the amount recognised each year differs.

E                                       Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.

Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity and being carried at fair value through profit or loss.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year. Fair value adjustment is reported under “Results on financial operations”.